UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934 (Amendment No. __)

Filed by the Registrant [   ]

Filed by a Party other than the Registrant [X]

Check the appropriate box:

[ ]	Preliminary Proxy Statement
[ ]	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[ ]	Definitive Proxy Statement
[ ]	Definitive Additional Materials
[X]	Soliciting Material Pursuant to § 240.14a-12

INGEVITY CORPORATION

(Name of Registrant as Specified In Its Charter)

VISION ONE FUND, LP

Vision One Management Partners, LP

Vision One Fund Partners, LP

Vision One Onshore Fund, LP

Vision One Offshore Fund, LP

Vision One Management Partners Holdings, LP

Vision One Management Partners GP, LLC

Julio C. Acero

Courtney R. Mather

Merri J. Sanchez

F. David Segal

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (check all boxes that apply):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

On February 25, 2025, Vision One Fund, LP issued a presentation regarding Ingevity Corporation, a copy of which is filed herewith as Exhibit 1.

SECURITY HOLDERS ARE ADVISED TO READ THE PROXY STATEMENT AND OTHER DOCUMENTS RELATED TO THE SOLICITATION OF PROXIES BY VISION ONE FUND, LP AND ITS AFFILIATES (COLLECTIVELY, “VISION ONE”) FROM THE STOCKHOLDERS OF INGEVITY CORPORATION (“INGEVITY”) FOR USE AT ITS 2025 ANNUAL MEETING OF STOCKHOLDERS WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION, INCLUDING INFORMATION RELATING TO THE PARTICIPANTS IN SUCH PROXY SOLICITATION. WHEN COMPLETED, A DEFINITIVE PROXY STATEMENT AND A FORM OF PROXY WILL BE MAILED TO STOCKHOLDERS OF INGEVITY AND WILL ALSO BE AVAILABLE AT NO CHARGE AT THE SECURITIES AND EXCHANGE COMMISSION’S WEBSITE AT HTTP://WWW.SEC.GOV. INFORMATION RELATING TO THE PARTICIPANTS IN SUCH PROXY SOLICITATION IS CONTAINED BELOW. EXCEPT AS OTHERWISE DISCLOSED IN THIS SCHEDULE 14A, THE PARTICIPANTS HAVE NO INTEREST IN INGEVITY OTHER THAN THROUGH THE BENEFICIAL OWNERSHIP OF SHARES OF COMMON STOCK, $0.01 PAR VALUE PER SHARE, OF INGEVITY AS DISCLOSED BELOW.

PARTICIPANTS

The participants (the “Participants”) in the solicitation of proxies from stockholders of Ingevity Corporation (the “Company” or “Ingevity”) may be deemed to include the following: Vision One Fund, LP, a Cayman Islands exempted limited partnership (“VOF”); Vision One Management Partners, LP, a Delaware limited partnership (“VOMP”); Vision One Fund Partners, LP, a Delaware limited partnership (“VOFP”); Vision One Onshore Fund, LP, a Delaware limited partnership (“VO Onshore”); Vision One Offshore Fund, LP, a Cayman Islands exempted limited partnership (“VO Offshore”); Vision One Management Partners Holdings, LP, a Delaware limited partnership (“VOMP Holdings”); Vision One Management Partners GP, LLC, a Delaware limited liability company (“VOMP GP”); and each of the following individuals: Mr. Julio C. Acero, Mr. Courtney R. Mather, Dr. Merri J. Sanchez, and Mr. F. David Segal, each of whom is a citizen of the United States. Messrs. Acero, Mather, and Segal and Dr. Sanchez are collectively referred to herein as the “Nominees.”

The principal business address of VOF, VOMP, VOFP, VO Onshore, VO Offshore, VOMP Holdings and VOMP GP, and Messrs. Acero and Mather is c/o Vision One Management Partners, LP, 800 Brickell Avenue, #601, Miami, Florida 33131. The principal business address of each of the Nominees (other than Messrs. Acero and Mather) is set forth below.

VOF is the record holder of 10 shares of the common stock, $0.01 par value per share (the “Shares”), of Ingevity. VOMP is the investment advisor to VOF. VOFP is the general partner of each of VOF, VO Onshore and VO Offshore. VOMP is the investment advisor to each of VOF, VO Onshore, and VO Offshore. VOMP Holdings is the sole limited partner of VOMP. VOMP GP is the general partner of each of VOFP, VOMP, and VOMP Holdings.

Each of VOF, VO Onshore, and VO Offshore is primarily engaged in the business of investing in securities. VOFP is primarily engaged in the business of serving as the general partner of VOF, VO Onshore, and VO Offshore. VOMP is primarily engaged in the business of serving as the investment advisor to VOF, VO Onshore, VO Offshore, and other client accounts. VOMP Holdings is primarily engaged in the business of holding the limited partnership interests of VOMP. VOMP GP is primarily engaged in the business of serving as the general partner of VOFP, VOMP, and VOMP Holdings.

As of February 24, 2025, VOF is the direct beneficial owner of an aggregate of 331,837 Shares (including the 10 Shares of which VOF is the holder of record) and VOMP is the direct beneficial owner of 85,341 Shares, which collectively with the Shares held by VOF, represents approximately 0.912% of the Company’s Shares (based upon 36,351,236 Shares stated to be outstanding as of February 14, 2025, by the Company in the Company’s Form 10-K for the year ended December 31, 2024, as filed with the SEC on February 19, 2025).

VOF has sole voting and dispositive power with regard to 331,837 Shares. Each of VOMP, VOMP Holdings, and VOMP GP, by virtue of their relationships to VOF, has shared voting power and shared dispositive power with regard to such Shares. VOMP has sole voting and dispositive power with regard to 85,341 Shares. Each of VOMP Holdings and VOMP GP, by virtue of their relationships to VOMP, has shared voting power and shared dispositive power with regard to such Shares. The Shares reported herein as beneficially owned by VOMP include Shares that are held in street name through brokerage firms and/or Shares that are held by one or more of Vision One’s clients in separately managed accounts where VOMP has investment discretion or voting authority.

Messrs. Acero and Mather are employed, and therefore compensated, by Vision One. Mr. Acero is an “at will” employee of VOMP. In his capacity as an employee of VOMP, Mr. Acero is entitled to a base salary and performance-based bonus opportunity, which may include a bonus linked to the performance of any individual investments sourced by Mr. Acero and is eligible to participate in certain benefit programs and plans of VOMP and its affiliates. Mr. Mather is an “at will” employee of VOMP, a limited partner of VOFP and VOMP Holdings, and the sole member of VOMP GP. In his capacity as an employee of VOMP, Mr. Mather is entitled to a base salary and performance-based bonus opportunity and is eligible to participate in certain benefit programs and plans of VOMP and its affiliates. Pursuant to the organizational documents for VOMP, each of Messrs. Acero and Mather, in their capacity as employees of VOMP, may be entitled to indemnification for certain losses and expenses incurred in connection with proxy contests and service as a director on board of companies in which VOMP or one of its affiliates has an interest.

Other than Messrs. Acero and Mather, none of the Nominees have any agreements, understandings or relationships with VOF or any of its affiliates. None of the Nominees has any relationship with the Company or any of its affiliates.

The biographical information for each of the Nominees is set forth below:

Mr. Julio C. Acero

Julio C. Acero is currently a Director and Investment Analyst at Vision One, and previously served as an Investment Analyst starting in July 2022 at Vision One, responsible for identifying, analyzing, and monitoring investment opportunities. Mr. Acero formerly served from September 2021 to June 2022 as a Research Associate for Artisan Partners’ $30 billion Global Equity Fund covering the Industrials sector. Prior to joining Artisan Partners, Mr. Acero was an Investment Analyst at Steel Partners LP, from September 2016 to July 2019, where he focused on public and private mid-cap equity investments across Consumer, Industrial, Energy, and Technology sectors. He began his career as an Investment Banking Analyst at Houlihan Lokey, focusing on M&A in Aerospace, Defense, and Government Services sectors. Mr. Acero currently serves, and has since May 2023, as a non-voting observer to the Board of Directors of Triumph Group, Inc. (NYSE: TGI), a global leader in the aerospace industry offering design, production and service for aircraft systems and components including actuation, fuel systems, hydraulics, geared solutions, MRO services for OEMs and carriers. Mr. Acero received a B.S. in Finance, Real Estate and Law from the California State Polytechnic University–Pomona, a Master of Accounting from USC Marshall School of Business, and an M.B.A from Northwestern University–Kellogg School of Management. Mr. Acero holds dual citizenship from Mexico and the United States. Mr. Acero does not own, and has not owned during the past two years, directly or indirectly, beneficially or of record, any class of securities of the Company, including the Shares.

Mr. Courtney R. Mather

Courtney R. Mather is, and has been since January 1, 2021, the Chief Executive Officer and Chief Investment Officer of Vision One. Mr. Mather formerly served as a Portfolio Manager and Managing Director of Icahn Capital L.P., the entity through which Carl C. Icahn manages investment funds, from April 2014 to March 2020. Prior to that, Mr. Mather was at Goldman Sachs & Co. from 1998 to 2012, most recently as Managing Director in private credit trading and investing, where he focused on identifying and analyzing investment opportunities for both Goldman Sachs and clients. Mr. Mather has served as a director of Caesars Entertainment Corporation (Nasdaq: CZR), a global casino-entertainment and hospitality services provider, since March 2019 and currently serves on its Audit Committee, Compensation Committee, and Corporate Social Responsibility Committee, and as a director of Triumph Group, Inc. (NYSE: TGI), a global leader in the aerospace industry offering design, production and service for aircraft systems and components including actuation, fuel systems, hydraulics, geared solutions, MRO services for OEMs and carriers, since July 2023 and currently serves as a member of its Audit Committee and its Finance & Strategy Committee. Mr. Mather previously served on the boards of the following public companies: Newell Brands Inc. (Nasdaq: NWL), a manufacturer of a broad range of consumer products, from March 2018 to May 2024; Cheniere Energy Inc. (NYSE: LNG), the largest producer and marketer of liquefied natural gas in the U.S., from May 2018 to February 2021; Conduent Inc. (Nasdaq: CNDT), a provider of business process outsourcing services, from December 2016 to February 2021; Herc Holdings Inc. (NYSE: HRI), a provider of equipment rental and services, from June 2016 to August 2019; Freeport-McMoRan Inc. (NYSE: FCX), the largest publicly traded copper producer in the world, from October 2015 to March 2019; Federal-Mogul Holdings Corporation (Nasdaq: FDML), a supplier of automotive powertrain and safety components, from May 2015 to January 2017; Viskase Companies, Inc. (OTCM: VKSC), a meat casing company, from June 2015 to March 2016; American Railcar Industries Inc. (Nasdaq: ARII), a railcar manufacturing company, from July 2014 to March 2016; CVR Refining LP (NYSE: CVRR), an independent downstream energy limited partnership, from May 2014 to March 2016; and CVR Energy Inc. (NYSE: CVI), a diversified holding company primarily engaged in the petroleum refining and nitrogen fertilizer manufacturing industries, from May 2014 to March 2016. Mr. Mather received a B.A. from Rutgers College. Mr. Mather holds the Chartered Alternative Investment Analyst, Chartered Financial Analyst and Certified Financial Risk Manager professional designations. Mr. Mather does not own, and has not owned during the past two years, directly or indirectly, beneficially or of record, any class of securities of the Company, including the Shares.

Dr. Merri J. Sanchez

Dr. Sanchez has been a Technical Fellow—Space Policy & Strategy with The Aerospace Corporation, where she provides technical and strategic advice on matters concerning civil, commercial, and government spaceflight programs, since 2017. She has more than 40 years of spaceflight engineering and operations experience. She previously served as the Chief Scientist of the U.S. Air Force Space Command from 2014 to 2017, as a Senior Director of a commercial space company from 2010 to 2014, and as a senior executive for the National Aeronautics and Space Administration from 1982 to 2010. Dr. Sanchez has served as a member of the board of directors of McEwen Mining Inc. (NYSE: MUX) since February 2022, including as a member of its Compensation, Nominating and Corporate Governance Committee, and a member of the board of directors of the Dee Howard International Education Foundation since November 2022. She received a Bachelor of Science in Aerospace Engineering from Texas A&M University, a Master of Science in Physical Sciences (Planetary Geology) from the University of Houston — Clear Lake, a Master of Mechanical Engineering from the University of Houston, and a Doctor of Philosophy in Industrial Engineering (Human Factors) from the University of Houston. Dr. Sanchez’s principal business address is 2255 Renaissance Drive, Longmont, CO 80503. Dr. Sanchez does not own, and has not owned during the past two years, directly or indirectly, beneficially or of record, any class of securities of the Company, including the Shares.

Mr. F. David Segal

F. David Segal was Vice President of Investment Excellence for International Paper Company (NYSE: IP) from February 2021 to January 2025, where he led initiatives in creating shareholder value in all aspects including capital allocation, corporate strategy, investments, and operating performance. Prior to joining International Paper Company, Mr. Segal was Portfolio Manager of the Franklin Mutual Series Fund from 2002 to December 2020. His global research and investment responsibilities included companies in the industrials, automotive, paper and forest products, and defense sectors, where he assessed companies’ strategic positioning, industry fundamentals, and total return potential as well as the effectiveness of corporate actions, including mergers and acquisitions and other strategic transactions. Mr. Segal was previously a director of International Automotive Components Group, a leading global auto parts supplier, from 2006 to 2019. Mr. Segal earned a B.A. from the University of Michigan and an M.B.A. from New York University’s Stern School of Business. He holds the Chartered Financial Analyst professional designation. Mr. Segal’s principal business address is 30 Chatham Road, P.O. Box 10, Short Hills, NJ 07078. Mr. Segal does not own, and has not owned during the past two years, directly or indirectly, beneficially or of record, any class of securities of the Company, including the Shares.

*****